Exhibit 10.29

AMENDMENT NO. 2

This AMENDMENT, dated as of January 6, 2023 (this “Amendment”), is by and between JPMORGAN CHASE BANK, N.A. (the “Bank”) and PERSHING SQUARE CAPITAL MANAGEMENT, L.P. (the “Borrower”).

The Borrower has entered into (i) a Line of Credit Note, dated as of December 15, 2021, by the Borrower in favor of the Bank, as amended and otherwise modified (the “Note”), and (ii) a Pledge and Security Agreement, dated as of December 15, 2021, by the Borrower in favor of the Bank (the “Pledge Agreement”). The Borrower and the Bank desire to amend the Loan Terms Statement (as defined in the Note) and the Note as set forth herein.

Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in the Note.

AGREEMENT

In consideration of the foregoing, and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows.

1.             AMENDMENTS. Effective as of the date hereof except as set forth below and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Loan Terms Statement and the Note are hereby amended as follows:

(a)           The Loan Terms Statement is amended by replacing the date “January 15, 2023” in the “Expiry Date” section of the Loan Terms Statement with the date “January 31, 2027”.

(b)           Effective as of January 31, 2023, the Loan Terms Statement is further amended by replacing the percentage set forth in the “Applicable Margin” section of the Loan Terms Statement with “2.05%”.

(c)           Section 8(h) of the Note is amended and restated in full to read as follows:

(h)       the Borrower or the Guarantor creates, incurs, assumes or permits to exist any debt or contingent liabilities, other than (i) debt and contingent liabilities owing to, or in favor of, the Bank, (ii) debt and/or contingent liabilities owing to, or in favor of, parties other than the Bank and that is specifically disclosed to the Bank in (x) the financial statements of the Borrower dated December 31, 2021, and the Guarantor dated August 31, 2022, and/or (y) the schedule of contingent liabilities dated August 7, 2019 (and any refinancings thereof subsequent to the date hereof which do not increase the principal amount thereof), (iii) debt incurred by entities in which the Guarantor has beneficial ownership interests if such debt is non-recourse to the Guarantor, (iv) other debt and/or contingent liabilities of the Borrower in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding, or (v) other debt and/or contingent liabilities of the Guarantor in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding (as used in this clause, “contingent liabilities” means liabilities under, or with respect to, any guaranty, financial support agreement, letter of credit, or any swap, option or other derivative contract);

(d)            Section 8(i) of the Note is amended and restated in full to read as follows:

(i)       the Borrower or the Guarantor creates, incurs, assumes or suffers to exist any lien or other encumbrance upon or with respect to any of the Borrower’s or the Guarantor’s real or personal property, other than any such lien in favor of the Bank, or listed on the financial statements of the Borrower dated December 31, 2021, and the Guarantor dated August 31, 2022, and other such liens securing obligations not to exceed $5,000,000 in the aggregate for the Borrower or $25,000,000 in the aggregate for the Guarantor;

2.            CONDITIONS PRECEDENT. This Amendment shall not become effective until the Bank has received executed counterparts of this Amendment signed by each of the parties hereto, and acknowledged by the Guarantor.

3.            REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants as follows:

(a)           The representations and warranties contained in the Note and each other Facility Document are true and correct in all material respects on and as of the date hereof as though made on and as of such date.

(b)           No event has occurred and is continuing, which constitutes an Event of Default, or would constitute an Event of Default but for the giving of notice or the passage of time, or both, and the execution, delivery and performance of this Amendment will not cause or constitute any Event of Default.

4.             CONTINUED EFFECTIVENESS. Except to the extent expressly amended hereby, all of the terms of the Facility Documents remain in full force and effect. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Facility Documents to the Loan Terms Statement shall mean and be a reference to the Loan Terms Statement as amended hereby, and each reference in the Facility Documents to the Note shall mean and be a reference to the Note as amended hereby.

5.            ACKNOWLEDGMENT OF OUTSTANDING OBLIGATIONS. The Borrower hereby acknowledges, certifies and agrees that: (a) pursuant to the Note, the Bank has made loans on a revolving basis to the Borrower that are outstanding as of the date hereof; and (b) the obligations of the Borrower to repay those loans (with interest) to the Bank and to perform or otherwise satisfy its other obligations under the Facility Documents (i) each remain and shall continue in full force and effect, both before and after giving effect to this Amendment, (ii) are not subject to any defense, counterclaim, setoff, right of recoupment, abatement, reduction or other claim or determination, and (iii) are and shall continue to be governed by the terms and provisions of the Note and the other Facility Documents, as supplemented, modified and amended by this Amendment.

6.            APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles, and with the laws of the United States of America as applicable.

7.            COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.

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IN WITNESS WHEREOF, the Bank and the Borrower have duly executed this Amendment, all as of the day and year first above written.

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

By:	PS Management GP, LLC,
its General Partner

By:	/s/ William A. Ackman
William A. Ackman
Managing Member

JPMORGAN CHASE BANK, N.A.

By:	/s/ Christopher F. French
Christopher F. French
Managing Director

ACKNOWLEDGMENT AND CONSENT OF GUARANTOR

The undersigned Guarantor hereby consents to the above amendments, terms and conditions and hereby agrees that his Guaranty is now modified to reflect the changes to the Facility Documents all as set forth above in the foregoing Amendment. The undersigned Guarantor hereby agrees that all of the obligations, terms and conditions contained in his Guaranty (i) are hereby ratified, reaffirmed and republished in all respects, and (ii) are not subject to any defense, counterclaim, setoff, right of recoupment, abatement, reduction or other claim or determination.

/s/ William A. Ackman
William A. Ackman